Form of Accession Letter

To:	American Dairy, Inc. (the “Company”), the Group Companies, the Controlling Shareholders, Citadel Equity Fund Ltd. and any other parties to the Amended and Restated Notes Purchase Agreement

Date:	June 27, 2007

THIS UNDERTAKING is made as of the date above written by entities identified as Acceding Parties in the signature pages hereto (the “Acceding Parties”) in relation to that certain Amended and Restated Notes Purchase Agreement, (the “Amended Purchase Agreement”), dated May 31, 2007 by and among the Company, the Group Companies, the Controlling Shareholders and Citadel Equity Fund Ltd., as amended from time to time. Capitalized terms used herein but not otherwise defined in this letter shall have the respective meanings set forth in the Amended Purchase Agreement.

In consideration of the Acceding Parties being accepted as parties to the Amended Purchase Agreement, in connection with the issuance and sale of the Other Notes (as such term is defined in the Amended Purchase Agreement), each of the Acceding Parties hereby agrees with the parties to the Amended Purchase Agreement that such Acceding Party will abide by the terms of, and be a party to, the Amended Purchase Agreement (a copy of which it acknowledges that it has received).

Each Acceding Party hereby represents, acknowledges and agrees, severally and not jointly, that:

1. It is an AI (as such term is defined in the Amended Purchase Agreement), purchasing the Other Notes for its own account or for the account of one or more AIs and not acquiring the Other Notes or the Other Conversion Shares with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

2. It acknowledges, and each beneficial owner of the Other Notes has been advised, that any sale to it is being made in reliance on an exemption from the registration requirements of the Act.

3. It acknowledges that no Other Notes, Guarantees or Other Conversion Shares have been or will be registered under the Securities Act or any applicable U.S. state securities laws, that the Other Notes, the Guarantees and the Other Conversion Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and that no Other Notes, Guarantees or Other Conversion Shares may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) except as set forth below.

4. If in the future it decides to resell, pledge or otherwise transfer the Other Notes or the Other Conversion Shares or any beneficial interests therein, it will do so, only (a) inside the United States to a person whom the Purchaser reasonably believes is a qualified institutional buyer (a “QIB”) as defined in Rule 144A of the Securities Act pursuant to an exemption from registration under the Act, (b) outside the United States to a non-U.S. person in compliance with Regulation S, (c) pursuant to another exemption from registration under the Act (if available) or (d) pursuant to an effective registration statement under the Act, in each case, in accordance with all applicable U.S. state securities laws.

5. It will, and will require each subsequent holder of the Other Notes or the Other Conversion Shares to, notify any purchaser of an interest in an Other Note or Other Conversion Shares of the resale restrictions referred to in paragraphs (iii) and (iv) above, if then applicable.

6. It acknowledges that the Other Notes will be in certificated form.

7. The Other Conversion Shares will bear a legend setting forth the resale restrictions referred to in paragraphs (iii) and (iv) above.

8. The Other Notes and/or the Other Conversion Shares to be acquired by such Other Investor will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Other Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Other Notes or the Other Conversion Shares.

9. On each day from the date on which it acquires the Other Notes, through and including the date on which it disposes of its interests in such Other Notes, either that (a) it is not an “employee benefit plan” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, a “plan” (defined in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (including without limitation, an individual retirement account), an entity whose underlying assets include the assets of any such employee benefit plan or plan by reason of Department of Labor Regulation section 2510.3-10 or otherwise, or a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition of such Notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, any substantially similar federal, state or local law) unless an exemption is available with respect to such transactions and all the conditions of such exemption have been satisfied.

This undertaking shall be governed by, and construed in accordance with, the laws of the State of New York.

ACCEDING PARTIES:

[Name of the Other Investor]

By:
Name: Title:

[Name of the Other Investor]

By:
Name: Title:

[Name of the Other Investor]

By:
Name: Title: